UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 17, 2008

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 13, 2008, BPZ Resources, Inc. d/b/a BPZ Energy (NYSE Alternext US: BPZ) (the “Company”)  issued a press release announcing the oil test results from the CX11-20XD well in the Corvina field of the offshore Block Z-1 in northwest Peru. A copy of the press release, dated October 13, 2008, is furnished as Exhibit 99.1 to this report. In addition, on October 16, 2008 the Company hosted a conference call to address investors and analysts and provided the following update on the Company’s operations and financings:

20XD Well Results

Management believes the oil-in-place in the Corvina field could increase by as much as approximately 20% after the drilling of the CX11-20XD well. That would take the current estimate of 147 million (“mm”) barrels of oil in place (“boip”) to as much as approximately 175mm boip.

Management also expects that after drilling the planned 15XD well, proved reserves on the basis of Society of Petroleum Engineers, (“SPE”) guidelines might be as much as approximately 27mm barrels of oil.

To drain the Corvina field’s potential oil in place, the Company expects to drill as many as 19 wells to drain up to 37.8 mm barrels of oil and as many as 24 wells to drain up to 59.8 mm barrels of oil.  This would equate to a total of as much as 2.0 million barrels of drainage from each well under a projected proved plus probable (2P) case and 2.5 million barrels of drainage per well on a projected proved plus probable and possible (3P) case.

Production through long-term testing should increase to approximately 6,000 barrels of oil per day (“bopd”) from Corvina in 2009, and the Company plans to maintain a 6,000 bopd production rate throughout the year.  This would equate to a projection of approximately 2.2 mm barrels of oil, and at current market rates of $68 per barrel, would equate to a projection of approximately $150 million in revenue.  The Company’s management expects to begin producing oil from the Albacora field during the fourth quarter 2009, and believes that total production from Corvina and Albacora combined could be as much as 10,000 to12,000 bopd by the end of that year.

Management believes it is possible that Albacora could be three times the size of Corvina and believes that Albacora could have as much as 540 mm boip.

Financings

The Company’s capital expenditures (“CAPEX”) estimates for 2009 are as follows:

The Company expects to have a total capital budget of $150 million, of which $50-75 million may be paid by Shell related to the previously announced Memorandum of Understanding, assuming pending discussions with Shell result in an executed joint venture arrangement.  In the event that Shell does not participate, the Company expects CAPEX for 2009 to be around $100 million.

Management expects to be able to fund drilling operations in 2009 from cash flow based on oil sales from the Corvina field.  Any debt would be used to front the expenses and expedite development of two new platforms, barges used for the transportation of oil, a gas processing facility and a pipeline to transport the gas to the power plant. All of which are hard assets.  The Company does not expect to go to the equity markets nor does it expect to use debt to fund well drilling.

The Company expects the $15 million tranche of the previously disclosed IFC loan to fund in the next few days.  The Company believes that the conditions precedent to funding have been met and the Company is awaiting final approval of disbursement.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only “Proved” reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company is prohibited from disclosing other categories of reserves in its SEC filings. We use certain terms in this press release such as “tested”, “barrels of oil per day” and “cubic feet of gas” or similar terms suggesting “Indicated” “Probable” or “Possible” oil and gas reserves that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525 Houston, Texas 77079; Telephone: (281) 556-6200. You can also obtain these filings from the SEC by calling 1-800-SEC-0330.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated October 13, 2008, and furnished with this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “will”, “anticipate,” “indicate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward looking statements.  Such uncertainties include market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpectede future capital expenditures,  the success of our project financing efforts, successful installation and operation of the new turbines, final documentation and execution of debt financing documents with the International Finance Corporation and Natixis Bank, successful production of indicated reserves, and the successful management of our capital development project, as well as other normal business risks.  A more detailed discussion on risks relating to the energy industry and to us is included in our Annual Report on Form 10-K, as amended,  for the year ended December 31, 2007, and other filings that we make with the SEC from time to time. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: October 17, 2008	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated October 13, 2008, and furnished with this report.